UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 1, 2010

Date of Report (date of earliest event reported)

SALESFORCE.COM, INC.

(Exact name of Registrant as specified in charter)

Delaware	001-32224	94-3320693
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

The Landmark @ One Market, Suite 300

San Francisco CA 94105

(Address of principal executive offices/Zip Code)

Registrant’s telephone number, including area code: (415) 901-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 22, 2010, salesforce.com, inc. (the “Company”) entered into agreements of purchase and sale and joint escrow instructions (the “Purchase Agreements”) with Alexandria Real Estate Equities, Inc. to purchase certain parcels of real estate in the Mission Bay redevelopment area of San Francisco, California. The Company retained the right to terminate the Purchase Agreements at any time prior to the closing. The transaction closed on November 1, 2010. Pursuant to the Purchase Agreements, the Company acquired approximately 14 acres of land consisting of the undeveloped portions of Mission Bay lots 26 and 27 and all of Mission Bay lots 29-34, including parking rights in an existing garage and other entitlements and improvements associated with the land, for a total purchase price of approximately $278,000,000.

Item 8.01 Other Events.

On November 1, 2010, the Company issued a press release announcing a purchase of real estate in San Francisco, California. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated November 1, 2010

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 1, 2010	salesforce.com, inc.

	By:	/s/ David Schellhase
Name: David Schellhase Title: Executive Vice President, Legal

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated November 1, 2010